EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Post-Effective Amendment No. 1 on Form S-8 to the Registration Statements on Form S-4 (Nos. 333-66644 and 333-666444-01), the Registration Statements on Form S-3 (Nos. 333-89604, 333-107996, 333-107051 and 333-118106) and the Registration Statement on Form S-8 (No. 333-115588) of Pride International, Inc. of our report dated March 25, 2005, except for the restatement discussed in the third and fourth paragraphs of Note 2 to the consolidated financial statements and the matter discussed in the penultimate paragraph of Management’s Report on Internal Control Over Financial Reporting, as to which the date is January 24, 2006, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
Houston, Texas
January 24, 2006